Exhibit 5.1

September 3, 2021

Harrow Health, Inc.

102 Woodmont Blvd., Suite 610

Nashville, Tennessee 37205

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special securities counsel to Harrow Health, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission relating to the registration of up to $125,000,000 in aggregate amount of (i) shares of Common Stock, $0.001 par value (“Common Shares”), (ii) shares of Preferred Stock, $0.001 par value (“Preferred Shares”), (iii) debt securities (“Debt Securities”), which may be either senior or subordinated and which may be convertible into or exchangeable for Common Shares or Preferred Shares, (iv) warrants to purchase any of the foregoing securities (“Warrants”), (v) depositary shares representing fractional interests in the Preferred Shares (“Depositary Shares”), and (vi) units, comprised of any combination of the foregoing securities, which may be separable from one another (“Units” and, together with Depositary Shares, Warrants, Debt Securities, Preferred Shares and Common Shares, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and applicable Delaware law. We further assume that (i) any Debt Securities will be issued pursuant to an “Indenture” between the Company and a financial institution identified therein as a trustee (each, a “Trustee”), (ii) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution identified therein as a warrant agent, if any (each, a “Warrant Agent”), (iii) any Depositary Shares will be issued pursuant to a “Deposit Agreement” between the Company and the financial institution identified therein as a depositary, the form of which will be filed by amendment to the Registration Statement or as an exhibit to a document to be incorporated therein by reference, and (iv) any Units will be issued pursuant to a “Unit Agreement” between the Company and a financial institution identified therein as a unit agent, the form of which will be filed by amendment to the Registration Statement or as an exhibit to a document to be incorporated therein by reference.

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

In rendering the following opinion, we express no opinion as to the laws of any jurisdiction other than the State of Tennessee, the General Corporation Law of the State of Delaware and the federal law of the United States to the extent specifically referred to herein. All opinions expressed are as of the date hereof except where expressly stated otherwise.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

(1)       When the Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”), upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates, if any, for Common Shares against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and, if issued upon the conversion, exchange or exercise of Preferred Shares, Debt Securities, Warrants or Units, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture, Warrant Agreement, Unit Agreement or the Certificate of Incorporation, the shares represented by such certificates, if any, will be duly authorized and validly issued, fully paid and non-assessable.

(2)       When the Registration Statement has become effective under the Act and when a series of Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate of Incorporation and applicable law, and, upon issuance and delivery of certificates, if any, for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and, if issued upon the conversion, exchange or exercise of Debt Securities, Warrants, Depositary Shares or Units, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Indenture, Warrant Agreement, Deposit Agreement or Unit Agreement, the shares represented by such certificates, if any, will be duly authorized and validly issued, fully paid and non-assessable.

(3)       When the Registration Statement has become effective under the Act, and when a series of Debt Securities has been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee under such Indenture, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

(4)       When the Registration Statement has become effective under the Act and when Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent to the extent applicable, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the applicable Warrant Agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(5)       When the Registration Statement has become effective under the Act, and (a) when Depositary Shares have been duly established by a Deposit Agreement and the related depositary receipts, (b) when any Preferred Shares underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Opinion Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Deposit Agreement, (c) when the Depositary Shares and the related depositary receipts have been duly authorized and established by applicable Board Action and duly authenticated by the depositary to the extent applicable, and (d) when the Depositary Shares and the related depositary receipts have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, the Deposit Agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Depositary Shares will be validly issued, fully paid and non-assessable and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

To the extent that the obligations of the Company under any agreement (including, without limitation, any Indenture, Warrant Agreement, Deposit Agreement, or Unit Agreement) may be dependent upon such matters, we assume for purposes of this opinion that: (i) the other party or parties to such agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the other party or parties to such agreement is duly qualified to engage in the activities contemplated by the agreement, as applicable; (iii) the agreement has been duly authorized, executed and delivered by the other party or parties to such agreement, as applicable, and constitutes the valid and binding obligation of the other party or parties to such agreement, as applicable, enforceable against the other party or parties to such agreement, as applicable, in accordance with its terms; (iv) the other party or parties to such agreement is in compliance, with respect to any actions the other party to such agreement may take under such agreement, as applicable, with all applicable laws and regulations; and (v) the other party or parties to such agreement has the requisite organizational and legal power and authority to perform its obligations under such agreement, as applicable.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Waller Lansden Dortch & Davis, LLP